Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, Washington 98104 206 467 3600

News Release
For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
July 25, 2011	Media: Kathy Budinick 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for Second Quarter 2011

SEATTLE – Plum Creek Timber Company, Inc. (NYSE: PCL) today announced second quarter earnings of $44 million, or $0.27 per diluted share, on revenues of $284 million. Earnings for the second quarter of 2010 were $35 million, or $0.21 per diluted share, on revenues of $258 million.

Earnings for the first six months of 2011 were $82 million, or $0.50 per diluted share, on revenues of $559 million.

Earnings for the first six months of 2010 were $122 million, or $0.75 per diluted share, on revenues of $575 million. Results for the first six months of 2010 include an $11 million ($0.07 per diluted share) after-tax gain on the first-quarter sale of certain natural gas assets. As a result, income from continuing operations for the first six months was $111 million, or $0.68 per diluted share.

Cash provided by operating activities for the second quarter of 2011 totaled $81 million. The company ended the quarter with $253 million in cash and cash equivalents.

“Good results from our Real Estate segment offset weaker than anticipated results from our timber operations,” said Rick Holley, Plum Creek’s president and chief executive officer. “Sawlog markets in the West and Northeast remained attractive during the second quarter however, sawlog markets in the South continued to be challenging due to extremely dry weather and weak domestic demand.”

“We manage the company with the goal of maximizing the long-term value of every acre we own,” continued Holley. “During the second quarter, we reduced our sawlog harvest about 100,000 tons from planned levels in the South. We will bring this volume to the market, at improved prices, in the future.”

Review of Operations

The Northern Resources segment reported a $3 million profit for the quarter, unchanged from the second quarter of 2010 despite lower volumes. Oregon sawlog prices have increased 13 percent over the past year due primarily to stronger demand for logs and lumber from offshore markets, most notably China. Northern Resources segment average sawlog prices were $6 per ton, or nine percent, higher and pulpwood prices were $2 per ton, or five percent, higher than the second quarter of 2010. An extended spring thaw limited access to timberlands during the second quarter and resulted in lower harvest volumes compared to the same period of 2010. Sawlog harvest volumes were approximately three percent lower compared to the second quarter of 2010 while pulpwood volumes were 30 percent lower compared to the same period.

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Plum Creek Timber Company Reports Results

Operating profit in the Southern Resources segment was $15 million compared to a $24 million profit reported during the second quarter of 2010. Southern log prices moved lower as unusually dry weather temporarily increased supply in the region by allowing access to wetter, low lying timber stands. These conditions are in stark contrast to the second quarter of 2010 when unusually wet weather during the first half of 2010 led to temporary log shortages and price spikes in many regions of the South. As a result of these contrasting supply situations, log prices throughout the South were significantly lower during the second quarter of 2011. Average sawlog stumpage prices were $4 per ton, or 19 percent, lower. The company reduced its sawlog harvest from its planned level in light of unattractive sawlog pricing, and as a result, the sawlog harvest volume was similar to the second quarter harvest of 2010. Average pulpwood stumpage prices were $3 per ton, nearly 30 percent, lower than the second quarter of 2010. While pulpwood prices were lower than last year, they remained good by historic standards in most markets. The pulpwood harvest of 1.6 million tons was at planned levels, approximately ten percent higher than the harvest during the second quarter of 2010.

The Real Estate segment reported total revenue of $79 million and operating income of $50 million. Second quarter 2010 Real Estate segment revenue was $43 million resulting in operating income of $26 million. Conservation transactions covering approximately 59,000 acres in Florida, Arkansas and Louisiana captured average values of $1,050 per acre and comprised much of the sales during the quarter. Small, non-strategic sales of 2,700 acres captured $1,125 per acre while approximately 6,300 acres of recreation lands captured approximately $2,050 per acre.

The Manufacturing segment reported $5 million of operating income for the second quarter, compared to the $10 million operating income reported for the second quarter of 2010. The 2010 results included a $2 million benefit from one-time gains on the sale of lumber equipment. Prices for lumber and medium density fiberboard (MDF) were largely unchanged from the second quarter of 2010 while plywood prices were approximately four percent lower. Lumber and plywood volumes were approximately five percent lower while MDF sales volumes were 14 percent lower. MDF demand was stronger last year due to temporary disruptions to global MDF availability caused by the Chilean earthquake in 2010.

Pending Acquisition

The company has agreed to acquire 50,000 acres of industrial timberland located in northwest Georgia and northeast Alabama from Forestar for $75 million. The company expects to complete the transaction during the third quarter.

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Plum Creek Timber Company Reports Results

Outlook

Business conditions have not improved materially over the past year with the notable exception of strengthening export log markets on the west coast. The pace of recovery is slow and erratic.

With relatively unattractive sawlog prices in some Southern markets, the company expects its 2011 harvest will fall in the lower half of its initial guidance of 15 to 16 million tons.

During the second quarter, Northern harvests are typically at their lowest level of the year as the spring thaw restricts harvesting activities. The harvest in the Northern Resources segment is expected to increase during the third quarter to approximately 1.2 million tons.

The third quarter Southern sawlog harvest is expected to be similar to the approximately 2.9 million-ton level of the third quarter of 2010.

Third quarter Real Estate segment sales are expected to be between $65 million and $75 million. The company expects full-year Real Estate segment sales to be between $250 million and $300 million.

Manufacturing results during the third quarter are expected to be comparable to the second quarter’s level.

Reflecting the company’s decision to reduce its sawlog harvest volumes and weak Southern sawlog prices, the company now expects 2011 income from continuing operations to be between $1.15 and $1.30 per share. The company anticipates third quarter income from continuing operations to be between $0.28 and $0.33 per share.

“Disciplined capital allocation is a key component to successfully creating long-term shareholder value. Acquisitions, share repurchases and debt paydown all compete for available capital. We allocate that capital to those alternatives that provide the best long-term value growth opportunities for our shareholders. We continue to be an active participant in timberland markets executing only on those opportunities that will create value for our shareholders,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, July 25, at 5 p.m. EDT (2 p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek’s Web site at www.plumcreek.com by clicking on the “Investors” link.

Investors without internet access should dial 1-800-572-9852 at least 10 minutes prior to the start time, referencing Plum Creek’s earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 69753587.

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Plum Creek Timber Company Reports Results

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” information section of Plum Creek’s Web site at www.plumcreek.com.

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Plum Creek is the largest and most geographically diverse private landowner in the nation with approximately 6.7 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest. For more information, visit www.plumcreek.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition or disposition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Six Months Ended June 30,
(In Millions, Except Per Share Amounts)	2011	2010
REVENUES:
Timber	$267	$284
Real Estate	141	142
Manufacturing	141	138
Other	10	11

Total Revenues	559	575

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	208	209
Real Estate	49	51
Manufacturing	128	122
Other	1	1

Total Cost of Goods Sold	386	383
Selling, General and Administrative	53	50

Total Costs and Expenses	439	433

Other Operating Income (Expense), net	3	9

Operating Income	123	151

Equity Earnings from Timberland Venture	30	29

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	41	39
Interest Expense (Note Payable to Timberland Venture)	29	29

Total Interest Expense, net	70	68

Income before Income Taxes	83	112

Provision for Income Taxes	1	1

Income from Continuing Operations	82	111

Gain on Sale of Properties, net of tax	—	11

Net Income	$82	$122

PER SHARE AMOUNTS:

Income from Continuing Operations - Basic	$0.51	$0.68
Income from Continuing Operations - Diluted	$0.50	$0.68

Net Income per Share - Basic	$0.51	$0.75
Net Income per Share - Diluted	$0.50	$0.75

Weighted-Average Number of Shares Outstanding
- Basic	161.9	162.6
- Diluted	162.2	162.8

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended June 30,
(In Millions, Except Per Share Amounts)	2011	2010
REVENUES:
Timber	$126	$133
Real Estate	79	43
Manufacturing	74	78
Other	5	4

Total Revenues	284	258

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	101	100
Real Estate	27	16
Manufacturing	67	68
Other	1	1

Total Cost of Goods Sold	196	185
Selling, General and Administrative	25	21

Total Costs and Expenses	221	206

Other Operating Income (Expense), net	—	4

Operating Income	63	56

Equity Earnings from Timberland Venture	16	15

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	20	19
Interest Expense (Note Payable to Timberland Venture)	15	15

Total Interest Expense, net	35	34

Income before Income Taxes	44	37

Provision for Income Taxes	—	2

Net Income	$44	$35

PER SHARE AMOUNTS:

Net Income per Share - Basic	$0.27	$0.21
Net Income per Share - Diluted	$0.27	$0.21

Weighted-Average Number of Shares Outstanding
- Basic	162.0	162.3
- Diluted	162.3	162.5

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In Millions, Except Per Share Amounts)	June 30, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and Cash Equivalents	$253	$252
Accounts Receivable	33	21
Like-Kind Exchange Funds Held in Escrow	35	—
Inventories	43	49
Deferred Tax Asset	7	7
Assets Held for Sale	39	57
Other Current Assets	16	24

	426	410

Timber and Timberlands, net	3,383	3,405
Property, Plant and Equipment, net	142	146
Equity Investment in Timberland Venture	203	201
Deferred Tax Asset	6	10
Investment in Grantor Trusts (at Fair Value)	38	35
Other Assets	42	44

Total Assets	$4,240	$4,251

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$395	$94
Line of Credit	227	166
Accounts Payable	31	25
Interest Payable	26	23
Wages Payable	12	23
Taxes Payable	14	12
Deferred Revenue	36	25
Other Current Liabilities	8	7

	749	375

Long-Term Debt	1,293	1,643
Note Payable to Timberland Venture	783	783
Other Liabilities	81	76

Total Liabilities	2,906	2,877

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 162.0 at June 30, 2011 and 161.6 at December 31, 2010	2	2
Additional Paid-In Capital	2,256	2,243
Retained Earnings (Accumulated Deficit)	(3)	51
Treasury Stock, at Cost, Common Shares – 26.2 at June 30, 2011 and 26.2 at December 31, 2010	(912)	(911)
Accumulated Other Comprehensive Income (Loss)	(9)	(11)

Total Stockholders’ Equity	1,334	1,374

Total Liabilities and Stockholders’ Equity	$4,240	$4,251

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
(In Millions)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$82	$122
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	44	48
Basis of Real Estate Sold	43	43
Equity Earnings from Timberland Venture	(30)	(29)
Distributions from Timberland Venture	28	28
Deferred Income Taxes	4	1
Gain on Sale of Properties and Other Assets	—	(13)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	12	6
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	(35)	—
Other Working Capital Changes	4	(7)
Other	5	8

Net Cash Provided By Operating Activities	157	207

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(28)	(31)
Timberlands and Minerals Acquired	(12)	—
Proceeds from Sale of Properties and Other Assets	—	13

Net Cash Used In Investing Activities	(40)	(18)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(136)	(136)
Borrowings on Line of Credit	555	1,137
Repayments on Line of Credit	(494)	(1,137)
Principal Payments and Retirement of Long-Term Debt	(49)	(53)
Proceeds from Stock Option Exercises	9	2
Acquisition of Treasury Stock	(1)	(51)

Net Cash Used In Financing Activities	(116)	(238)

Increase (Decrease) In Cash and Cash Equivalents	1	(49)
Cash and Cash Equivalents:
Beginning of Period	252	299

End of Period	$253	$250

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended June 30,
(In Millions)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$44	$35
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	22	24
Basis of Real Estate Sold	24	11
Equity Earnings from Timberland Venture	(16)	(15)
Deferred Income Taxes	1	—
Gain on Sale of Properties and Other Assets	—	(2)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	5	(2)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	(35)	—
Other Working Capital Changes	34	25
Other	2	2

Net Cash Provided By Operating Activities	81	78

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(16)	(18)
Timberlands and Minerals Acquired	(12)	—
Proceeds from Sale of Properties and Other Assets	—	2

Net Cash Used In Investing Activities	(28)	(16)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(68)	(68)
Borrowings on Line of Credit	310	569
Repayments on Line of Credit	(298)	(569)
Proceeds from Stock Option Exercises	2	2
Acquisition of Treasury Stock	—	(50)

Net Cash Used In Financing Activities	(54)	(116)

Increase (Decrease) In Cash and Cash Equivalents	(1)	(54)
Cash and Cash Equivalents:
Beginning of Period	254	304

End of Period	$253	$250